Exhibit 10.2
VOYA FINANCIAL, INC.
2017 ANNUAL CASH INCENTIVE PLAN
1.Purpose
The purpose of the Plan is to establish a program of incentive compensation for designated employees of the Company and its Subsidiaries.
2.    Definitions
For purposes of the Plan, the following terms are defined as set forth below:
“Award” means an award granted to a Participant under the Plan, the payment of which shall be subject to the terms and conditions of the Plan.
“Board” means the Board of Directors of the Company.
“Bonus Award” means an Award that is not a Qualified Bonus Award.
“Bonus Pool” means two percent (2%) of Operating Earnings Before Income Taxes.
“Cause” means (x) with respect to a Participant employed pursuant to a written employment agreement which agreement includes a definition of “Cause”, “Cause” as defined in that agreement or (y) with respect to any other Participant, the occurrence of any of the following:

(a)
such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction;

(b)	such Participant’s commission of, or participation in, a fraud or act of dishonesty against the Company or any Subsidiary or any client of the Company or of any Subsidiary;

(c)	such Participant’s material violation of any material contract or agreement between the Participant and the Company or any Subsidiary;

(d)
any act or omission by Participant involving malfeasance or gross negligence in the performance of Participant’s duties and responsibilities to the material detriment of the Company or any Subsidiary; or

(e)
such Participant’s material violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes material harm to the Company or any Subsidiary, such Participant’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or such Participant’s loss of any governmental or self-regulatory license that is reasonably necessary for such Participant to perform his or her duties or responsibilities, in each case as an employee of the Company or any Subsidiary.

The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion and, in such case, the Committee also may, but shall not be required to, specify the date such Cause occurred (including by determining that a prior termination of employment was for Cause).
“Change in Control” means the occurrence of any of the following events:

(a)
Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)
Any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (the “Voya Financial Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership of, or an acquisition of, Voya Financial Voting Securities: (1) by the Company or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities or (4) pursuant to a Non-Qualifying Transaction (as defined in Section (d) of this definition);

(c)	The approval by the stockholders of the Company of any dissolution or liquidation of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(d)
The consummation of any merger, consolidation or statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the stockholders of the Company, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”) unless immediately following such Business Combination: (1) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Voya Financial Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voya Financial Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voya Financial Voting Securities among the holders thereof immediately prior to the Business Combination), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) described in this Section (d) shall be deemed a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Voya Financial Voting Securities as a result of the acquisition of Voya Financial Voting Securities by the Company which reduces the number of Voya Financial Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Voya Financial Voting Securities that increases the percentage of outstanding Voya Financial Voting Securities beneficially owned by such person, a Change in Control shall then occur.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
“Committee” means the Compensation and Benefits Committee of the Board (as constituted from time to time, and including any successor committee) or its designee, which may include an officer or other employee of the Company; provided, that with respect to any Qualified Bonus Award, the Committee shall at all times consist of two or more persons, each of whom shall be an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code.
“Company” means Voya Financial, Inc., a Delaware corporation.
“Covered Participant” means an Executive Officer of the Company.
“Designated Beneficiary” means the person(s) or trust(s) designated by a Participant in the Participant’s most recent written beneficiary designation filed with the Company or its agent to receive any amounts payable under the Participant’s Awards after the Participant’s death.
“Disability” means, as determined by the Committee in its sole discretion, an injury or sickness (i) that began during the Participant’s employment with the Company and has caused the Participant to be unable to perform the Participant’s occupation on a full-time or part-time basis for a continuous period of 26 weeks and (ii) for which the Participant has been under a physician’s regular care.
“Effective Date” has the meaning set forth in Section 18 below.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.
“Executive Officer” means an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company at any time during the Performance Period.
“Individual Target Award” means a Participant’s targeted performance award for a Performance Period specified by the Committee.
“Operating Earnings Before Income Taxes” is calculated with respect to the relevant Performance Period by adjusting the Company’s Income (loss) before income taxes (calculated in accordance with U.S. generally accepted accounting principles) to exclude the following items:

(a)
Net investment gains (losses), net of related amortization of deferred policy acquisition costs (“DAC”), value of business acquired (“VOBA”), sales inducements and unearned revenue. (Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the fair value option (“FVO”) unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest);

(b)
Net guaranteed benefit hedging gains (losses), which include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. (The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in the Company’s nonperformance spread);

(c)	Income (loss) related to businesses exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions);

(d)	Income (loss) attributable to noncontrolling interest;

(e)	Income (loss) related to early extinguishment of debt;

(f)	Impairment of goodwill, value of management contract rights and value of customer relationships acquired; and

(g)	Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments.

(h)	Results of operations of the Company’s Closed Block Variable Annuity segment.
“Participant” means any employee of the Company or any Subsidiary designated by the Committee to participate in the Plan.
“Performance Goals” means the goals determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award, which may relate to one or more of the following criteria: stock price, , operating earnings (before or after tax), adjusted operating earnings (before or after tax), net income, return on equity, return on capital, adjusted return on equity, adjusted return on capital, market share, distributable earnings (before or after holding company expense), distributable cash flow (before or after holding company expense), level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, book value per share, return on invested capital, return on assets, economic value added, and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement on a whole Company basis or with respect to one or more businesses, business units, segments or Subsidiaries, or on the basis of individual performance. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparative companies and may be subject to adjustment as determined by the Committee in its discretion. The Committee may provide, in connection with the setting of the Performance Goals, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year of the Company, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) DAC/VOBA unlocking, as described in the Company’s periodic financial disclosures; (vi) extraordinary or nonrecurring items, or other notable items; (vii) acquisitions or divestitures; and (viii) foreign exchange gains and losses.
“Performance Period” means a fiscal year of the Company; provided however that with respect to a Participant who becomes employed by the Company or through promotion or otherwise becomes eligible to participate in the Plan following the first day of a Performance Period, the Committee may establish a Performance Period that begins on the date of such Participant’s commencement of employment with the Company or participation in the Plan and ends on the same date as that of the Performance Period applicable to all other Participants at such time.
“Plan” means this Voya Financial, Inc. 2017 Annual Cash Incentive Plan, as set forth herein and as hereafter amended from time to time.
“Qualified Bonus Award” means an Award granted to a Covered Participant under Section 6 of the Plan.
“Retirement-Eligible” means that: (i) each of the following criteria are met: (A) the Participant is at least 58 years old and (B) the sum of the Participant’s years of service with the Company and the Participant’s age (in years) is at least 63; or (ii) the Committee has agreed to deem the Participant to be Retirement-Eligible, notwithstanding that the criteria set forth in clause (i) of this definition have not been satisfied.

“Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners.
3.    Eligibility
Participants in the Plan shall be selected by the Committee for each Performance Period from those employees of the Company whose efforts contribute to the success of the Company. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Performance Period, to be selected as a Participant in any other Performance Period.
4.    Administration
The Plan shall be administered by the Committee. The Committee shall have full authority to administer the Plan, including authority to grant Qualified Bonus Awards, establish Performance Periods, determine eligibility for participation, and grant Bonus Awards for each Performance Period, subject to such terms and conditions as it shall prescribe. Following the conclusion of each Performance Period, the Committee shall determine and certify whether any applicable Performance Goals have been met for each Participant for the Performance Period.
Except as otherwise herein expressly provided, full power and authority to construe, interpret and administer the Plan shall be vested in the Committee, including the power to amend or terminate the Plan as set forth in Section 12 hereof. The Committee may at any time adopt such rules, regulations, policies or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, the Plan. The Committee may at any time amend, modify, suspend or terminate such rules, regulations, policies or practices. Decisions of the Committee shall be final and binding on all parties. Neither the Committee nor any member of the Committee shall be liable to any Participant for any action, omission, or determination relating to the Plan. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion.
5.    Bonus Awards
The Committee shall designate the Participants who shall be eligible to receive Bonus Awards for a Performance Period. Bonus Awards may be paid to a Participant in any amount and, in the Committee’s absolute discretion, regardless of the achievement of any Performance Goals. However, the Committee may, at its discretion, (i) specify an Individual Target Award for a Participant and (ii) establish the performance and the maximum, target and/or threshold (as applicable) Bonus Award payable upon attainment thereof. The Individual Target Award may be expressed in any manner at the Committee’s discretion, including as a fixed dollar amount, a percentage of base pay or total pay (excluding payments made under this Plan) or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for an employee for a Performance Period shall not imply or require that the same level Individual Target Award (if any such award is established by the Committee for the relevant Participant) be set for any subsequent Performance Period. Notwithstanding any other provision to the contrary herein, the Committee may, in its sole and absolute discretion, elect to pay a Participant an amount that is less than the Participant’s Individual Target Award regardless of the degree of attainment of the Performance Goals.
Bonus Awards earned in respect of a Performance Period shall be made in a lump sum cash payment as soon as practicable following the end of such Performance Period, and in no event later than the fifteenth (15th) day of the third month following the end of the Performance Period.

6.    Qualified Bonus Awards

(a)
Not later than the 90th day after the start of a Performance Period, the Committee shall designate the Covered Participants who shall be eligible to receive Qualified Bonus Awards for such Performance Period and establish, in writing, for each such Covered Participant a maximum Qualified Bonus Award, expressed as a percentage of the Bonus Pool for that Performance Period; provided that the total of all such maximum percentages for all such Covered Participants shall not exceed 100% (except to the extent permitted by Section 162(m) of the Code).

(b)
Following the conclusion of each Performance Period, the Committee shall determine and certify, in writing, the amount of Operating Earnings Before Income Taxes (based upon the Company’s audited financial statements relating to such Performance Period) for the Performance Period and determine the Bonus Pool and the maximum Qualified Bonus Award payable to each Covered Participant in respect of such Performance Period; provided, however, that the Committee may, in its sole and absolute discretion, elect to reduce the amount payable to a Covered Participant pursuant to a Qualified Bonus Award to less (including to zero) than the maximum amount determined for the Performance Period based upon such Company or individual performance or such other criteria as it may determine, including without limitation, the achievement of Performance Goals. Subject to Section 7(a), no Qualified Bonus Award may be paid until the Committee has certified the level of attainment of Operating Earnings Before Income Taxes. Qualified Bonus Awards earned in respect of a Performance Period shall be made in a lump sum cash payment as soon as practicable following such Committee certification but in no event later than the fifteenth (15th) day of the third month following the end of the Performance Period.

(c)
Notwithstanding anything else in this Section 6, any Qualified Bonus Award paid to a Covered Participant with respect to a Performance Period shall not exceed the lesser of (i) the product of three (3) times the annual base salary of such Covered Participant for such Performance Period and (ii) $10,000,000.00. The Committee shall not have the authority to increase any Qualified Bonus Award payable to a Covered Participant beyond the maximum amount calculated pursuant to this Section 6(c).

7.     Termination of Employment
Except as otherwise specified below, to be eligible to receive a payment of an Award with respect to a Performance Period under the Plan, a Participant must be employed by the Company or a Subsidiary on the last day of such Performance Period and on the date that the Award is paid, and must satisfy such other requirements as may be imposed by the Committee. Notwithstanding the foregoing:

(a)
The Committee, in its sole discretion, may provide that following a Change in Control of the Company during the Performance Period, the Committee may pay a Bonus Award either during or after the Performance Period without regard to actual achievement of any applicable Performance Goals or satisfaction of any other applicable terms and conditions and, to the extent permitted under Section 162(m) of the Code, may pay a Qualified Bonus Award either during or after the Performance Period without reference to, or certification of, Operating Earnings Before Taxes for such Performance Period.

(b)
In the event a Participant's employment is terminated prior to the last day of a Performance Period (or following a Performance Period, but before the Award in respect of such Performance Period is paid), the Committee, in its sole discretion but subject to the requirements of any applicable employment contract, retirement plan, or severance plan, may pay an Award (or portion thereof) to such Participant under the Plan on such terms as it may determine; provided that no Qualified Bonus Award shall be paid until after the Company has certified the level of attainment of Operating Earnings Before Income Taxes in accordance with Section 6(b) above; and provided further in no event shall any Award (or portion thereof) be paid later than the fifteenth (15th) day of the third month following the end of the Performance Period.
8.    Successors
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company.
9.    Non-Assignability
A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.
10.    No Claim or Right to Plan Participation
No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.
11.    Withholding
The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.
12.    Termination or Amendment of the Plan
The Committee may amend, suspend or terminate the Plan at any time; provided that no amendment may be made without the approval of the Company’s shareholders if the effect of such amendment would be to cause outstanding or pending Qualified Bonus Awards to cease to qualify for the performance-based compensation exception to Section 162(m) of the Code.
13.    Unfunded Plan
Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
14.    Code Section 409A.
Awards are intended not to be subject to Section 409A of the Code by reason of being a short-term deferral and shall be interpreted accordingly. In the event any of the compensation or benefits provided to a Participant pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable best efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Participant under this Plan; provided, that nothing in this Plan shall require the Company to provide any gross-up or other tax reimbursement to a Participant in connection with any violation of Section 409A or otherwise.
15.    Section 162(m) Conditions.
It is intended that all Qualified Bonus Awards payable under the Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, and the Plan shall be interpreted accordingly.
16.    Recoupment
All Awards shall be subject to the terms of the Voya Financial, Inc. Compensation Recoupment Policy (as it may be amended from time to time).
17.    Governing Law
The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.
18.    Effective Date
This Plan shall be effective as of January 1, 2017 (the “Effective Date”), subject to approval of the shareholders as required by Section 162(m) of the Code with respect to Qualified Bonus Awards.